Exhibit 99.1

Talos Energy Announces Third Quarter 2025 Operational and Financial Results

Houston, Texas, November 5, 2025 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its operational and financial results for the three months ended September 30, 2025. Talos also updated its operational and financial guidance for the full year 2025.

Third Quarter and Recent Key Highlights

•
Produced 95.2 thousand barrels of oil equivalent per day (“MBoe/d”) (70% oil, 76% liquids).
•
Recorded net cash provided by operating activities of $114.2 million.
•
Generated Adjusted Free Cash Flow(1)(2) of $103.4 million.
•
Repurchased approximately 5.0 million shares for $48.1 million; returned over $100 million to shareholders in 2025.
•
Exceeded $25 million Optimal Performance Plan year-end goal with over $40 million realized in 2025.
•
Announced discovery at the Daenerys exploration prospect; appraisal well to be drilled in second quarter of 2026.
•
Improved full-year 2025 guidance reflects higher production, lower operating expenses and lower capital expenditures.
•
Maintained strong balance sheet with $332.7 million of cash, an undrawn credit facility, a Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA(1)(2) of 0.7x, as of September 30, 2025.
•
Recorded Net Loss(2) of $95.9 million, or $0.55 Net Loss(2) per diluted share which includes $60.2 million of non-cash ceiling test impairment charges. Recorded Adjusted Net Loss(1)(2) of $33.0 million, or $0.19 Adjusted Net Loss per diluted share(1)(2).
•
Generated Adjusted EBITDA(1)(2) of $301.2 million.
•
Invested $104.6 million of capital expenditures, excluding plugging and abandonment and settled decommissioning obligations.

"As we continue to execute our strategy, we are seeing clear, measurable results as evidenced by an outstanding third quarter of production outperformance, capital discipline and expense management," said Paul Goodfellow, President and Chief Executive Officer of Talos. “We have accelerated progress on our Optimal Performance Plan, surpassing our year-end 2025 target of $25 million. To date, the team has realized over $40 million in free cash flow enhancements, giving us excellent momentum toward achieving our $100 million target in 2026."

"Third quarter results continued our track record of consistent operational execution, strong financial results, and returning capital to our shareholders. The Company generated over $100 million of adjusted free cash flow which enabled us to repurchase 5 million shares for approximately $48 million, reinforcing our ongoing commitment to returning capital to shareholders."

"Operationally, we announced a successful exploration discovery at Daenerys and plan to drill an appraisal well in the second quarter of 2026 to further delineate this exciting discovery. In the third quarter, the absence of storm activity, strong base performance from our assets, and solid facility uptime contributed to production results that exceeded expectations."

Footnotes:

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.
(2)
Attributable to Talos Energy Inc.

TALOS ENERGY INC.	1	333 Clay St., Suite 3300, Houston, TX 77002

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Operations Updates:

Production Update: During the third quarter, the absence of storm activity, strong base performance across the asset base and facility uptime allowed Talos to exceed production expectations. The Talos-operated Tarantula facility, which processes production from the Katmai field, achieved a sustained output of over 36 Mboe/d through debottlenecking efforts.

Sunspear: In late September, Talos successfully replaced the surface-controlled subsurface safety valve ("SCSSV"). The well is back on line and is currently flowing to the Talos owned Prince facility. Talos holds a 48.0% working interest (“W.I.”) in the well, an entity managed by Ridgewood Energy Corporation holds a 47.5% W.I., and Houston Energy, L.P. holds a 4.5% W.I.

Daenerys: In August, Talos announced successful drilling results at the Daenerys exploration prospect located on Walker Ridge blocks 106, 107, 150 and 151. The discovery well was drilled to a total vertical depth of 33,228 feet utilizing the West Vela deepwater drillship and encountered oil pay in multiple high-quality, sub-salt Miocene sands. The well was drilled approximately 12 days ahead of schedule and was delivered approximately $16 million under budget. The discovery well has been temporarily suspended to preserve its future utility. Talos plans to drill an appraisal well in the second quarter of 2026 to further define the discovered resource. The Company is encouraged by the results of the Daenerys discovery well, which confirms the presence of oil and validates Talos's geologic and geophysical models. Talos, as operator, holds a 27% W.I., Shell Offshore Inc. holds a 22.5% W.I., Red Willow holds a 22.5% W.I., Houston Energy, L.P. holds 10%, HEQ II Daenerys, LLC holds 9% W.I., and Cathexis holds a 9% W.I.

Monument: Monument is a large Wilcox oil discovery in Walker Ridge blocks 271, 272, 315, and 316. Talos expects to develop it as a subsea tie-back to the Shenandoah production facility in Walker Ridge with committed firm capacity of 20 MBbl/d. The Company expects the first well to be spud by early first quarter of 2026. First production is expected between 20–30 MBoe/d gross by late 2026. There is an additional drilling location adjacent to the discovery with an estimated 25–35 million barrels of oil equivalent ("MMBoe") that could extend the resource. Beacon Offshore Energy LLC as operator, holds a 41.7% W.I., Talos holds 29.7% W.I. and Navitas Petroleum LP holds a 28.6% W.I.

Share Repurchase Program:

In the third quarter of 2025, Talos repurchased approximately 5.0 million shares for $48.1 million, representing an average price of $9.66 per share. In 2025, the Company has repurchased 11.1 million shares for $102.7 million that have reduced its outstanding share count by 6%. The remaining share repurchase authorization as of September 30, 2025 is approximately $97 million. Under Talos’s capital allocation framework, management expects to allocate up to 50% of annual free cash flow to share repurchases. The timing and amount of any repurchases under the Company’s share repurchase program will depend on market conditions, share price, legal requirements, and other factors, and may be made from time to time in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Optimal Performance Plan for Cash Flow Enhancements:

In June 2025, Talos announced the Optimal Performance Plan for Cash Flow Enhancements targeting improvements in capital efficiency, margin enhancement, commercial opportunities, and organizational performance. The Company set a year-end 2025 target of $25 million which was exceeded and achieved ahead of schedule during the third quarter of 2025 by accelerating capital efficiency, operating cost and production optimization opportunities. Talos has realized over $40 million in free cash flow enhancements in 2025, providing the Company excellent momentum toward achieving the $100 million target in 2026.

Impairment:

Talos accounts for its assets under the Full Cost method where the ceiling test impairment is calculated each quarter utilizing 12-month trailing commodity prices. Driven by lower average oil prices, the Company recorded a non-cash impairment charge of $60.2 million in the third quarter of 2025 under the “ceiling test” of its full cost pool of oil and gas assets. This non-cash charge will have no impact on cash flows of the Company.

Surety Bond Framework:

The offshore surety bond market has undergone a recent structural shift driven largely by supply-side constraints and tightening market conditions. The lower risk tolerance and reduced market capacity of surety providers is leading to overall reduced bond capacity for offshore operators. In early November, the Company proactively entered into multi-year arrangements with its surety bond providers to limit the amount of collateral the Company will be required to provide on existing surety bonds through 2031. In return for manageable annual collateral commitments and manageable plugging and abandonment spending commitments by the Company, the surety providers have agreed not to require additional collateral under their existing surety agreements above the newly established amounts, draw on letters of credit posted for the sureties’ benefit, or cancel any existing surety bonds unless requested by the Company. The Company’s collateral commitments are estimated to range between $40 million and $45 million per year through 2031. The first year of collateral commitments will be covered by a letter of credit and subsequent years could be funded by either letters of credit or cash. These estimated collateral commitments are based on the Company’s current surety bond exposure and will be reduced as the Company

TALOS ENERGY INC.	2	333 Clay St., Suite 3300, Houston, TX 77002

completes decommissioning activity and existing bonds are released. New surety bonds are not subject to these collateral limits. The Company believes this novel approach is advantageous in limiting the Company’s collateral commitments on existing bonds while enhancing its future access to the surety bonds in a tightening market.

THIRD QUARTER 2025 RESULTS

Key Financial Highlights:

($ thousands, except per share and per Boe amounts)	Three Months Ended September 30, 2025
Total revenues	$450,053
Net Income (Loss) attributable to Talos Energy Inc.	$(95,905)
Net Income (Loss) attributable to Talos Energy Inc. per diluted share	$(0.55)
Adjusted Net Income (Loss)(1) attributable to Talos Energy Inc.	$(32,997)
Adjusted Net Income (Loss) attributable to Talos Energy Inc. per diluted share(1)	$(0.19)
Adjusted EBITDA attributable to Talos Energy Inc.(1)	$301,240
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges(1)	$284,635
Capital Expenditures	$104,563

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

Production

Production for the third quarter 2025 was 95.2 MBoe/d (70% oil, 76% liquids).

Three Months Ended September 30, 2025
Oil (MBbl/d)	66.6
Natural Gas (MMcf/d)	137.0
NGL (MBbl/d)	5.8
Total average net daily (MBoe/d)	95.2

	Three Months Ended September 30, 2025
	Production	% Oil	% Liquids	% Operated
Deepwater	87.0	72%	78%	83%
Shelf and Gulf Coast	8.2	50%	58%	77%
Total average net daily (MBoe/d)	95.2	70%	76%	83%

Three Months Ended September 30, 2025
Average realized prices (excluding hedges):
Oil ($/Bbl)	$65.32
Natural Gas ($/Mcf)	$3.28
NGL ($/Bbl)	$16.14
Average realized price ($/Boe)	$51.39

Average NYMEX prices:
WTI ($/Bbl)	$65.13
Henry Hub ($/MMBtu)	$3.07

TALOS ENERGY INC.	3	333 Clay St., Suite 3300, Houston, TX 77002

Lease Operating & General and Administrative Expenses

Total lease operating expenses for the third quarter 2025, including workover, maintenance and insurance costs, were $133.7 million, or $15.27 per Boe.

Adjusted General and Administrative expenses for the third quarter 2025, adjusted to exclude one-time transaction-related costs, and non-cash equity-based compensation, were $36.0 million, or $4.11 per Boe.

($ thousands, except per Boe amounts)	Three Months Ended September 30, 2025
Lease Operating Expenses	$133,718
Lease Operating Expenses per Boe	$15.27
Adjusted General & Administrative Expenses(1)	$35,980
Adjusted General & Administrative Expenses per Boe(1)	$4.11

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

Capital Expenditures

Capital expenditures for the third quarter 2025, excluding plugging and abandonment and settled decommissioning obligations, totaled $104.6 million.

($ thousands)	Three Months Ended September 30, 2025
U.S. drilling & completions	$78,389
Asset management(1)	7,941
Seismic and G&G, land, capitalized G&A and other	18,233
Total Capital Expenditures	104,563
Investment in Mexico	—
Total	$104,563

(1)
Asset management consists of capital expenditures for development-related activities primarily associated with recompletions and improvements to our facilities and infrastructure.

Plugging & Abandonment Expenditures

Capital expenditures for plugging and abandonment and settled decommissioning obligations for the third quarter 2025 totaled $52.4 million.

Three Months Ended September 30, 2025
Plugging & Abandonment and Decommissioning Obligations Settled(1)	$52,428

(1)
Settlement of decommissioning obligations as a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

Liquidity and Leverage

At September 30, 2025, Talos had a borrowing base of $700.0 million under its Bank Credit Facility, subject to a total availability of $700.0 million with approximately $43.3 million in outstanding letters of credit. Letters of credit that are outstanding reduce the available revolving credit commitments. Cash was $332.7 million, providing Talos approximately $989.4 million of liquidity at quarter end. On September 30, 2025, Talos had $1,250.0 million in total debt. Net Debt(1) was $917.3 million, Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA attributable to Talos Energy Inc.(1) was 0.7x.

Footnotes:

(1)
Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

OPERATIONAL & FINANCIAL GUIDANCE UPDATES

For the fourth quarter 2025, Talos expects oil production to be approximately 72% of oil-equivalent production.

Talos has revised its full year 2025 operational and financial guidance and expects average daily production to range from 94.0 to 97.0 MBoe/d, consisting of 69% oil and 78% liquids. Full year guidance reflects higher production, lower cash operating expenses and lower capital expenditures.

The following summarizes Talos’s full-year 2025 operational and production guidance.

TALOS ENERGY INC.	4	333 Clay St., Suite 3300, Houston, TX 77002

		Prior		Updated
		FY 2025		FY 2025
($ Millions, unless highlighted):		Low	High	Low	High
Production	Oil (MMBbl)	23.0	24.0	23.8	24.5
	Natural Gas (Bcf)	45.0	47.0	46.0	48.0
	NGL (MMBbl)	2.8	3.0	2.8	3.0
	Total Production (MMBoe)	33.3	34.7	34.3	35.5
	Avg Daily Production (MBoe/d)	91.0	95.0	94.0	97.0
	Avg. Daily Oil Production (MBo/d)	63.0	65.8	65.2	67.1
Cash Expenses	Cash Operating Expenses and Workovers(1)(2)(4)(7)	$555	$585	$545	$575
	G&A(2)(3)(7)	$120	$130	$120	$130
Capex	Capital Expenditures(5)	$490	$530	$480	$520
P&A Expenditures	P&A, Decommissioning	$100	$120	$100	$120
Interest	Interest Expense(6)	$155	$165	$155	$165

(1)
Includes Lease Operating Expenses and Maintenance.
(2)
Includes insurance costs.
(3)
Excludes non-cash equity-based compensation and transaction and other expenses.
(4)
Includes reimbursements under production handling agreements.
(5)
Excludes acquisitions.
(6)
Includes cash interest expense on debt and finance lease, surety charges and amortization of deferred financing costs and original issue discounts.
(7)
Due to the forward-looking nature a reconciliation of Cash Operating Expenses and Workovers and G&A to the most directly comparable GAAP measure could not be reconciled without unreasonable efforts.

HEDGES

The following table reflects contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts as of October 31, 2025.

	Instrument Type	Avg. Daily Volume	W.A. Swap	W.A. Floor	W.A. Ceiling
Crude – WTI		(Bbls)	(Per Bbl)	(Per Bbl)	(Per Bbl)
October - December 2025	Fixed Swaps	23,967	$71.01	---	---
January - March 2026	Fixed Swaps	15,000	$66.03	---	---
	Collar	13,000	---	$59.62	$68.15
April - June 2026	Fixed Swaps	14,000	$65.11	---	---
	Collar	11,000	---	$60.46	$68.50
July - September 2026	Fixed Swaps	2,000	$65.00	---	---
	Collar	13,000	---	$59.62	$67.92
October - December 2026	Fixed Swaps	2,000	$65.00	---	---
	Collar	11,000	---	$60.46	$68.50
Natural Gas – HH NYMEX		(MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)
October - December 2025	Fixed Swaps	40,000	$3.53	---	---
January - March 2026	Fixed Swaps	40,000	$4.13	---	---
April - June 2026	Fixed Swaps	35,000	$3.77	---	---
July - September 2026	Fixed Swaps	20,000	$3.65	---	---
October - December 2026	Fixed Swaps	20,000	$3.65	---	---

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, broadcast live over the internet, on Thursday, November 6, 2025, at 10:00 AM Eastern Time (9:00 AM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at: Talos Third Quarter 2025 Webcast. Alternatively, the conference call can be accessed by dialing (800) 836-8184 (North American toll-free) or (646) 357-8785 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until November 13, 2025 and can be accessed by dialing (888) 660-6345 and using access code 13769#. For more information, please refer to the Third Quarter 2025 Earnings Presentation available under Presentations and Webcasts on the Investor Relations section of Talos’s website.

TALOS ENERGY INC.	5	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

Clay.Jeansonne@talosenergy.com

Kyle Sahni

Kyle.Sahni@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The information in this communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this communication regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on our current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about: business strategy; estimated ultimate recovery (EUR), estimated gross resource potential and reserves; drilling prospects, inventories, projects and programs; our ability to replace the reserves that we produce through drilling and property acquisitions; financial strategy, borrowing base under our bank credit facility, availability of financing sources, liquidity position and capital required for our development program, acquisitions and other capital expenditures; anticipated levels of stock repurchases and leverage ratio; realized oil and natural gas prices; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on us, our customers and suppliers, and the global economic environment; our ability to obtain surety bonds on commercially reasonable terms; expected collateral requirements under existing or future surety agreements; volatility in the political, legal and regulatory environments where we currently or in the future may operate; risks related to future mergers and acquisitions, including the risk we may fail to realize the expected benefits of any such transaction; timing and amount of future production of oil, natural gas and NGLs; our hedging strategy and results; future drilling plans; availability of pipeline connections and other infrastructure on economic terms; competition, government regulations, including financial assurance requirements, and legislative and political developments; our ability to obtain permits and governmental approvals; pending legal, governmental or environmental matters; our marketing of oil, natural gas and NGLs; our integration of acquisitions and the anticipated post-acquisition performance of the Company; future leasehold or business acquisitions on desired terms; costs of developing properties; general economic conditions, including the impact of continued inflation and associated changes in monetary policy; political and economic conditions and events in foreign oil, natural gas and NGL producing countries and acts of terrorism or sabotage; credit markets; estimates of future income taxes; our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities; our strategy with respect to our investment in the Zama asset; uncertainty regarding our future operating results and our future revenues and expenses; anticipated capital efficiency, margin enhancement and organizational improvements and additional cash flow; impact of new accounting pronouncements on earnings in future periods; and plans, objectives, expectations and intentions contained in this communication that are not historical. These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

TALOS ENERGY INC.	6	333 Clay St., Suite 3300, Houston, TX 77002

These risks include, but are not limited to, commodity price volatility; global demand for oil and natural gas; the ability or willingness of OPEC and other state-controlled oil companies to set and maintain oil production levels and the impact of any such actions; foreign wars and conflicts, including the lack of a resolution to the war in Ukraine and ongoing hostilities in Israel and the Middle East, and their impact on commodity markets; the impact of any pandemic, and governmental measures related thereto; lack of necessary infrastructure, transportation and storage capacity as a result of oversupply, government and regulations; political risks, including a global trade war or the impact of a prolonged federal government shutdown or lapse in federal appropriations that could disrupt our operations and future drilling plans and opportunities; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes, winter storms and loop currents; cybersecurity threats and incidents; elevated inflation and the impact of central bank policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes, including the impact of financial assurance requirements; changes in U.S. trade policy, including the imposition of increased tariffs and resulting consequences; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; risks to our industry and business operations associated with legal challenges by non-governmental organizations and other groups; market factors impacting the availability of surety bonds; and the other risks discussed in “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Qs, each as filed with the SEC. Should any risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

PRODUCTION ESTIMATES

Estimates of our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to infrastructure constraints, transportation, processing and storage availability, mechanical failure, human error, adverse weather conditions such as hurricanes, global political and macroeconomic events and numerous other factors. Our estimates are based on certain other assumptions, such as well performance and estimated resource potential and ultimate recovery, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

RESERVE INFORMATION

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered. In addition, we may use “estimated resource potential,” “gross reserves,” "estimated resource," "total recoverable resource potential" and “estimated ultimate recovery” (or EUR) which are not measures of “reserves” prepared in accordance with SEC guidelines or permitted to be included in SEC filings. These types of resource estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are inherently more uncertain than estimates of proved reserves or other reserves prepared in accordance with SEC guidelines. These types of estimates are subject to a substantially greater risk of actually being realized.

USE OF NON-GAAP FINANCIAL MEASURES

This release may include the use of various measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP) such as, but not limited to, EBITDA, Adjusted EBITDA, Adjusted EBITDA attributable to Talos Energy Inc., LTM Adjusted EBITDA attributable to Talos Energy Inc., Net Debt, Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc., Adjusted Free Cash Flow attributable to Talos Energy Inc. and Leverage, Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges, Adjusted Net Income (Loss) attributable to Talos Energy Inc. per diluted share, Adjusted Earnings Per Share, Cash Operating Expenses and Workovers, Adjusted General & Administrative Expense and PV-10. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Reconciliations for non-GAAP measures to GAAP measures are included at the end of this release.

TALOS ENERGY INC.	7	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$332,691	$108,172
Accounts receivable, net	332,576	404,258
Assets from price risk management activities	50,305	33,486
Prepaid assets	93,008	77,487
Other current assets	2,318	35,980
Total current assets	810,898	659,383
Property and equipment:
Proved properties	10,340,150	9,784,832
Unproved properties, not subject to amortization	502,756	587,238
Other property and equipment	40,491	35,069
Total property and equipment	10,883,397	10,407,139
Accumulated depreciation, depletion and amortization	(6,292,072)	(5,191,865)
Total property and equipment, net	4,591,325	5,215,274
Other long-term assets:
Restricted cash	75,718	106,260
Assets from price risk management activities	7,503	253
Equity method investments	111,589	111,269
Other well equipment	65,020	58,306
Notes receivable, net	19,147	17,748
Operating lease assets	9,749	11,294
Other assets	8,511	12,008
Total assets	$5,699,460	$6,191,795
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,120	$117,055
Accrued liabilities	297,759	326,913
Accrued royalties	69,819	77,672
Current portion of asset retirement obligations	116,388	97,166
Liabilities from price risk management activities	9,270	6,474
Accrued interest payable	20,172	49,084
Current portion of operating lease liabilities	3,674	3,837
Other current liabilities	39,917	44,854
Total current liabilities	637,119	723,055
Long-term liabilities:
Long-term debt	1,224,947	1,221,399
Asset retirement obligations	1,110,779	1,052,569
Liabilities from price risk management activities	4,669	3,537
Operating lease liabilities	12,881	15,489
Other long-term liabilities	327,429	416,041
Total liabilities	3,317,824	3,432,090
Commitments and contingencies
Equity:
Talos Energy Inc. stockholders' Equity:
Preferred stock; $0.01 par value; 30,000,000 shares authorized and zero shares issued or outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock; $0.01 par value; 270,000,000 shares authorized; 188,514,570 and 187,434,908 shares issued as of September 30, 2025 and December 31, 2024, respectively	1,885	1,874
Additional paid-in capital	3,290,089	3,274,626
Accumulated deficit	(715,820)	(424,110)
Treasury stock, at cost; 18,525,798 and 7,417,385 shares as of September 30, 2025 and December 31, 2024, respectively	(195,688)	(92,685)
Total Talos Energy Inc. stockholders' equity	2,380,466	2,759,705
Noncontrolling interest	1,170	—
Total equity	2,381,636	2,759,705
Total liabilities and equity	$5,699,460	$6,191,795

TALOS ENERGY INC.	8	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Oil	$400,210	$467,605	$1,214,128	$1,368,234
Natural gas	41,306	25,930	133,456	75,688
NGL	8,537	15,751	40,249	44,461
Total revenues	450,053	509,286	1,387,833	1,488,383
Operating expenses:
Lease operating expense	133,718	163,347	398,494	455,835
Production taxes	87	224	331	1,244
Depreciation, depletion and amortization	262,637	274,249	813,059	749,004
Impairment of oil and natural gas properties	60,209	—	284,090	—
Accretion expense	30,764	29,418	93,704	87,053
General and administrative expense	41,547	41,866	115,592	159,954
Other operating (income) expense	7,272	(23,363)	(1,115)	(110,467)
Total operating expenses	536,234	485,741	1,704,155	1,342,623
Operating income (expense)	(86,181)	23,545	(316,322)	145,760
Interest expense	(40,847)	(46,275)	(122,585)	(146,102)
Price risk management activities income (expense)	4,226	126,291	75,228	41,531
Equity method investment income (expense)	639	(544)	(37)	(9,054)
Other income (expense)	2,051	3,267	11,282	(48,465)
Net income (loss) before income taxes	(120,112)	106,284	(352,434)	(16,330)
Income tax benefit (expense)	24,204	(18,111)	60,721	4,445
Net income (loss)	$(95,908)	$88,173	$(291,713)	$(11,885)
Net income (loss) attributable to noncontrolling interest	(3)	—	(3)	—
Net income (loss) attributable to Talos Energy Inc.	$(95,905)	$88,173	$(291,710)	$(11,885)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.55)	$0.49	$(1.65)	$(0.07)
Diluted	$(0.55)	$0.49	$(1.65)	$(0.07)
Weighted average common shares outstanding:
Basic	173,291	180,204	176,938	174,108
Diluted	173,291	180,561	176,938	174,108

TALOS ENERGY INC.	9	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(291,713)	$(11,885)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion expense	906,763	836,057
Impairment of oil and natural gas properties	284,090	—
Amortization of deferred financing costs and original issue discount	6,595	6,930
Equity-based compensation expense	13,499	8,859
Price risk management activities (income) expense	(75,228)	(41,531)
Net cash received (paid) on settled derivative instruments	55,087	(14,941)
Equity method investment (income) expense	37	9,054
Loss (gain) on extinguishment of debt	—	60,256
Settlement of asset retirement obligations	(90,078)	(86,074)
Loss (gain) on sale of assets	210	(10,069)
Loss (gain) on sale of business	—	(100,482)
Changes in operating assets and liabilities:
Accounts receivable	71,726	24,183
Other current assets	7,878	(34,649)
Accounts payable	(27,467)	12,624
Other current liabilities	(67,146)	(41,246)
Other non-current assets and liabilities, net	(60,207)	(3,830)
Net cash provided by (used in) operating activities	734,046	613,256
Cash flows from investing activities:
Exploration, development and other capital expenditures	(361,637)	(355,197)
Cash acquired in excess of payments for acquisitions	1,690	—
Payments for acquisitions, net of cash acquired	(43,939)	(936,214)
Proceeds from (cash paid for) sale of property and equipment, net	1,195	1,017
Contributions to equity method investees	(1,996)	(19,627)
Proceeds from sales of businesses	—	141,997
Net cash provided by (used in) investing activities	(404,687)	(1,168,024)
Cash flows from financing activities:
Issuance of common stock	—	387,717
Issuance of senior notes	—	1,250,000
Redemption of senior notes	—	(897,116)
Proceeds from Bank Credit Facility	—	820,000
Repayment of Bank Credit Facility	—	(895,000)
Deferred financing costs	—	(29,886)
Other deferred payments	(12,969)	(1,791)
Payments of finance lease	(14,544)	(13,238)
Purchase of treasury stock	(103,003)	(45,181)
Employee stock awards tax withholdings	(3,519)	(5,791)
Distribution to noncontrolling interest	(1,347)	—
Net cash provided by (used in) financing activities	(135,382)	569,714

Net increase (decrease) in cash, cash equivalents and restricted cash	193,977	14,946
Cash, cash equivalents and restricted cash:
Balance, beginning of period	214,432	135,999
Balance, end of period	$408,409	$150,945

Supplemental non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$70,337	$110,201
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$117,832	$127,367

TALOS ENERGY INC.	10	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

We believe the presentation of Adjusted General and Administrative Expenses provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted General & Administrative Expenses has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

General and Administrative Expenses. General and Administrative Expenses generally consist of costs incurred for overhead, including payroll and benefits for our corporate staff, costs of maintaining our headquarters, costs of managing our production operations, bad debt expense, equity-based compensation expense, audit and other fees for professional services and legal compliance.

($ thousands)	Three Months Ended September 30, 2025
Reconciliation of General & Administrative Expenses to Adjusted General & Administrative Expenses:
Total General and administrative expense	$41,547
Transaction expenses	(612)
Non-cash equity-based compensation expense	(4,955)
Adjusted General & Administrative Expenses	$35,980

Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to EBITDA, Adjusted EBITDA and Adjusted EBITDA attributable to Talos Energy Inc.

“EBITDA,” “Adjusted EBITDA” and "Adjusted EBITDA attribtuable to Talos Energy Inc." provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA, Adjusted EBITDA and Adjusted EBITDA attribtuable to Talos Energy Inc. have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), net income (loss) attribtuable to Talos Energy Inc., operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

EBITDA. Net income (loss) plus interest expense; income tax expense (benefit); depreciation, depletion and amortization; and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash impairment of oil and natural gas properties, transaction and other (income) expenses, decommissioning obligations, the net change in fair value of derivatives (mark-to-market effect, net of cash settlements and premiums related to these derivatives), (gain) loss on debt extinguishment, non-cash write-down of other well equipment and non-cash equity-based compensation expense.

Adjusted EBITDA attributable to Talos Energy Inc. Adjusted EBITDA, less adjustments for noncontrolling interest.

Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges. We have historically provided as a supplement to—rather than in lieu of—Adjusted EBITDA including hedges, provides useful information regarding our results of operations and profitability by illustrating the operating results of our oil and natural gas properties without the benefit or detriment, as applicable, of our financial oil and natural gas hedges. By excluding our oil and natural gas hedges, we are able to convey actual operating results using realized market prices during the period, thereby providing analysts and investors with additional information they can use to evaluate the impacts of our hedging strategies over time.

TALOS ENERGY INC.	11	333 Clay St., Suite 3300, Houston, TX 77002

The following tables present a reconciliation of the GAAP financial measure of Net Income (loss) attributable to Talos Energy Inc. to EBITDA, Adjusted EBITDA, Adjusted EBITDA attributable to Talos Energy Inc., Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges for each of the periods indicated (in thousands):

	Three Months Ended
($ thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted EBITDA attributable to Talos Energy Inc.:
Net Income (loss) attributable to Talos Energy Inc.	$(95,905)	$(185,937)	$(9,868)	$(64,508)
Net income (loss) attributable to noncontrolling interest	(3)	—	—	—
Net income (loss)	(95,908)	(185,937)	(9,868)	(64,508)
Interest expense	40,847	40,811	40,927	41,536
Income tax expense (benefit)	(24,204)	(36,426)	(91)	9,448
Depreciation, depletion and amortization	262,637	269,706	280,716	274,554
Accretion expense	30,764	32,046	30,894	30,551
EBITDA	214,136	120,200	342,578	291,581
Impairment of oil and natural gas properties	60,209	223,881	—	—
Transaction and other (income) expenses(1)	9,253	(773)	(4,579)	1,193
Decommissioning obligations(2)	316	76	(157)	797
Derivative fair value (gain) loss(3)	(4,226)	(86,855)	15,853	42,989
Net cash received (paid) on settled derivative instruments(3)	16,605	33,315	5,167	19,651
Non-cash equity-based compensation expense	4,955	4,403	4,141	5,603
Adjusted EBITDA	301,248	294,247	363,003	361,814
Less: adjustment for noncontrolling interest	8	—	—	—
Adjusted EBITDA attributable to Talos Energy Inc.	301,240	294,247	363,003	361,814
Add: Net cash (received) paid on settled derivative instruments(3)	(16,605)	(33,315)	(5,167)	(19,651)
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges	$284,635	$260,932	$357,836	$342,163
Production:
Boe(4)	8,757	8,494	9,080	9,081
Adjusted EBITDA attributable to Talos Energy Inc. and Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges margin:
Adjusted EBITDA attributable to Talos Energy Inc. per Boe(4)	$34.40	$34.64	$39.98	$39.84
Adjusted EBITDA attributable to Talos Energy Inc. excluding hedges per Boe(1)(4)	$32.50	$30.72	$39.41	$37.68

(1)
Other income (expense) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the three months ended September 30, 2025, it includes the derecognition of $8.9 million related to a deferred payment that was deemed uncollectible.
(2)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency and are included in “Other operating (income) expense” on our consolidated statements of operations.
(3)
The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA attributable to Talos Energy Inc. on an unrealized basis during the period the derivatives settled.
(4)
One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

TALOS ENERGY INC.	12	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. and Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc.

“Adjusted Free Cash Flow attributable to Talos Energy Inc.” before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Free Cash Flow attributable to Talos Energy Inc. has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

Talos did not pay any cash income taxes in the period, therefore cash income taxes have no impact to the reported Adjusted Free Cash Flow attributable to Talos Energy Inc. before changes in working capital number.

($ thousands)	Three Months Ended September 30, 2025
Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):
Adjusted EBITDA attributable to Talos Energy Inc.	$301,240
Capital expenditures	(104,563)
Plugging & abandonment	(51,829)
Decommissioning obligations settled	(599)
Investment in Mexico	—
Interest expense	(40,847)
Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	103,402

($ thousands)	Three Months Ended September 30, 2025
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):
Net cash provided by operating activities(1)	$114,168
(Increase) decrease in operating assets and liabilities	111,526
Capital expenditures(2)	(104,563)
Decommissioning obligations settled	(599)
Investment in Mexico	—
Transaction and other (income) expenses(3)	9,253
Decommissioning obligations(4)	316
Amortization of deferred financing costs and original issue discount	(2,900)
Income tax benefit	(24,204)
Adjustment for noncontrolling interest	(8)
Other adjustments	413
Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	103,402

(1)
Includes settlement of asset retirement obligations.
(2)
Includes accruals and excludes acquisitions.
(3)
Other income (expense) includes other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance.
(4)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

TALOS ENERGY INC.	13	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted Net Income (Loss) attributable to Talos Energy Inc. and Adjusted Earnings per Share

“Adjusted Net Income (Loss) attributable to Talos Energy Inc.” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income (Loss) attributable to Talos Energy Inc. and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income (Loss) attributable to Talos Energy Inc. Net income (loss) attributable to Talos Energy Inc. plus impairment of oil and natural gas properties, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments, income tax expense (benefit) and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income (Loss) attributable to Talos Energy Inc. divided by the number of common shares.

	Three Months Ended September 30, 2025
($ thousands, except per share amounts)		Basic per Share	Diluted per Share
Reconciliation of Net Income (Loss) attributable to Talos Energy Inc. to Adjusted Net Income (Loss) attributable to Talos Energy Inc.:
Net Income (loss) attributable to Talos Energy Inc.	$(95,905)	$(0.55)	$(0.55)
Impairment of oil and natural gas properties	60,209	$0.35	$0.35
Transaction and other (income) expenses(1)	9,253	$0.05	$0.05
Decommissioning obligations(2)	316	$0.00	$0.00
Derivative fair value (gain) loss(3)	(4,226)	$(0.02)	$(0.02)
Net cash received (paid) on settled derivative instruments(3)	16,605	$0.10	$0.10
Non-cash income tax benefit	(24,204)	$(0.14)	$(0.14)
Non-cash equity-based compensation expense	4,955	$0.03	$0.03
Adjusted Net Income (Loss)(4) attributable to Talos Energy Inc.	$(32,997)	$(0.19)	$(0.19)

Weighted average common shares outstanding at September 30, 2025:
Basic	173,291
Diluted	173,291

(1)
Other income (expense) includes other miscellaneous income and expenses that the Company does not view as a meaningful indicator of its operating performance.
(2)
Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.
(3)
The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income (Loss) attributable to Talos Energy Inc. on an unrealized basis during the period the derivatives settled.
(4)
The per share impacts reflected in this table were calculated independently and may not sum to total adjusted basic and diluted EPS due to rounding.

TALOS ENERGY INC.	14	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.

We believe the presentation of Net Debt, LTM Adjusted EBITDA attributable to Talos Energy Inc. and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies.

Net Debt. Total Debt principal minus cash and cash equivalents.

Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. Net Debt divided by the LTM Adjusted EBITDA attributable to Talos Energy Inc.

($ thousands)	September 30, 2025
Reconciliation of Net Debt:
9.000% Second-Priority Senior Secured Notes	$625,000
9.375% Second-Priority Senior Secured Notes	625,000
Bank Credit Facility – matures March 2027	—
Total Debt	1,250,000
Less: Cash and cash equivalents	(332,691)
Net Debt	$917,309

Calculation of LTM Adjusted EBITDA attributable to Talos Energy Inc.:
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended December 31, 2024	$361,814
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended March 31, 2025	363,003
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended June 30, 2025	294,247
Adjusted EBITDA attributable to Talos Energy Inc. for three months period ended September 30, 2025	301,240
LTM Adjusted EBITDA attributable to Talos Energy Inc.	$1,320,304

Reconciliation of Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.:
Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc.(1)	0.7x

(1)
Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc. figure excludes the payments of Finance Lease. Had the Finance Lease been included, Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc. would have been 0.8x.

TALOS ENERGY INC.	15	333 Clay St., Suite 3300, Houston, TX 77002